EXHIBIT 23.1

             Consent of Deloitte & Touche LLP , Independent Auditors



     We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-8 of our report dated January 14, 2002 (March 27, 2002 as to the last paragraph of Note 22), appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP


June 26, 2002
San Jose, California